Exhibit 99.1

eGain Announces Fiscal 2011 Fourth Quarter and Full Year Financial Results

Revenues for Fiscal 2011 Increased 47% Year-Over-Year to $44.1 Million

Income from Operations for Fiscal 2011 Increased 693% to a Company Record $9.7 Million

Fiscal Fourth Quarter Highlights

•	New hosting and license bookings¹ increased 139% to $6.7 million, compared to the fourth quarter of 2010

•	Total revenue increased 89% to $12.6 million, compared to the fourth quarter of 2010

•	Income from operations increased to $2.4 million, compared to a loss of $1.2 million in the fourth quarter of 2010

Fiscal 2011 Highlights

•	New hosting and license bookings increased 82% to $23.9 million, compared to the prior year

•	Total revenue increased 47% to $44.1 million, compared to the prior year

•	Income from operations increased 693% to $9.7 million, compared to the prior year

Mountain View, Calif. (August 31, 2011) – eGain Communications (OTC BB: EGAN.OB), a leading provider of cloud and on-premise customer interaction hub software, today announced financial results for the fiscal 2011 fourth quarter and year ended June 30, 2011.

Fiscal fourth quarter total revenue was $12.6 million, an increase of 89% from the comparable year-ago quarter. License revenue for the fiscal fourth quarter was $5.6 million, an increase of 272% from the comparable year-ago quarter. Recurring revenue for the fiscal fourth quarter was $5.2 million, an increase of 27% over the comparable year-ago quarter. Professional services revenue for the fiscal fourth quarter was $1.8 million, an increase of 69% from the comparable year-ago quarter.

Gross profit for the fiscal fourth quarter was $9.7 million, an increase of 124% from the comparable year-ago quarter. Gross margin for the fiscal fourth quarter increased to 77%, from 65% in the comparable year-ago quarter.

Net income for the fiscal fourth quarter was $2.1 million, or $0.09 per share on a basic and $0.08 on a diluted basis, compared to a net loss of $1.7 million, or a loss of $0.07 per share, for the comparable year-ago quarter. Net income for the fiscal fourth quarter included stock-based compensation expense of $60,000 and interest and tax expense of $478,000, compared to stock-based compensation expense of $53,000 and interest and tax expense of $324,000, in the comparable year-ago quarter.

Fiscal 2011 total revenue was $44.1 million, an increase of 47% from the prior year. License revenue for fiscal 2011 was $17.4 million, an increase of 135% from the prior year. Recurring revenue for fiscal 2011 was $20.0 million, an increase of 21% from the prior year. Professional services revenue for fiscal 2011 was $6.7 million, an increase of 13% from the prior year.

Gross profit for fiscal 2011 was $33.1 million, an increase of 64% from the prior year. Gross margin for fiscal 2011 increased to 75%, from 68% in the prior year.

Net income for fiscal 2011 was $8.5 million, or $0.37 per share on a basic and $0.35 on a diluted basis, compared to net loss of $127,000, or a loss of $0.01 per share, for the prior year. Net income for fiscal 2011 included stock-based compensation expense of $218,000 and interest and tax expense of $1.4 million, compared to stock-based compensation expense of $244,000 and interest and tax expense of $1.3 million, in the prior year.

Total cash and cash equivalents increased to $12.4 million at June 30, 2011, from $5.7 million at June 30, 2010. Cash provided by operations was $6.8 million for fiscal 2011, compared to cash provided by operations of $2.5 million in the prior year. Days sales outstanding in receivables for the fiscal fourth quarter was 59 days, compared to 40 days for the comparable year-ago quarter. Deferred revenue totaled $5.8 million at June 30, 2011, compared to $5.1 million at June 30, 2010.

“Our strong financial results reflect the significant progress we made during fiscal 2011,” said Ashu Roy, eGain’s CEO. “We grew top-line by 47%, drove strong operating profits, and generated significant cash, even as we began to expand our distribution capability. Equally important, we built and launched a new product suite to optimize interactive sales for B2C enterprises. With our industry-leading technology solutions and proven hybrid delivery model, we plan to capitalize on the growing market preference for customer interaction platforms like eGain’s by accelerating investment in distribution this year.”

Business Highlights

New Hosting and License Bookings

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New hosting and license bookings for the fiscal fourth quarter were $6.7 million, an increase of 139% from the comparable year-ago quarter. Of the total new hosting and license bookings in the fiscal fourth quarter, 12% were from new hosting bookings and 88% were from new license bookings, compared to 61% from new hosting bookings and 39% from new license bookings in the comparable year-ago quarter.

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New hosting and license bookings for fiscal 2011 were $23.9 million, an increase of 83% from the prior year. Of the total new hosting and license bookings in fiscal 2011, 24% were from new hosting bookings and 76% from new license bookings, compared to 42% from new hosting bookings and 58% from new license bookings in the prior year.

Product Highlights

New capabilities launched in fiscal 2011 as part of the Company’s eGain 10 release include:

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eGain Interactive Sales Suite, a novel solution for transforming B2C websites into interactive shopping destinations. The suite helps eBusiness and marketing teams quickly deploy and optimize customer engagement strategies with contextual promotions and proactive assistance. The solution was selected as a Trendsetting Product of 2011 by KM World magazine for its innovative approach to B2C sales.

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Social-blended agent desktop and integration with Facebook to complement already available integrations with Twitter and web search. Also included in the new release was a single-sourced knowledge publishing capability for proactive social engagement.

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eGain Multisearch™, a unique, all-in-one search technology for web self-service and the multichannel contact center. Embedded in the eGain SelfService™ and eGain KnowledgeAgent™ products, this capability delivers unprecedented ease of navigation, superior content findability, and result relevance, while improving contact center productivity and best-practice compliance.

eGain completed integration certifications of its knowledge management solution with the following CRM systems:

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Achieved SAP certification, as powered by the SAP NetWeaver® technology platform. The solution, now integrated with the SAP® Customer Relationship Management (SAP CRM) application 7.0, enables contact center agents to find answers to a broad range of customer queries with the simple click of a button and record the entire interaction in the SAP solution.

•	Completed Oracle Validated Integrations of eGain Knowledge 10 for Oracle’s Siebel CRM Release 8.1 and Oracle CRM On Demand Release 18.

Industry Recognition

eGain continued to receive awards in fiscal 2011 for its sustained product innovation and business value creation. Among highlights are:

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Rated a Leader in Gartner’s 2010 Magic Quadrant for Web Customer Service. eGain has been rated a leader by Gartner three years in a row. Johan Jacobs, Gartner Research Director commented, “eGain continues to be the vendor with the most complete offering in the market.”

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“Leader” in web support for 2011 from CRM magazine. According to the magazine’s article on the recognition, John Ragsdale, Vice President of Technology Research for Technology Services Industry Association, observed, “eGain’s recent announcement of an intelligent search platform has made the company a contender and has given it best of breed status within knowledge management, incident tracking, multichannel management, and enterprise search.”

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“Rising star” for CRM Service from CRM magazine for new product launches in social experience and knowledge management search. The CRM Service Rising Star Awards recognize vendors that are paving the way in emerging markets with innovative product launches, bold initiatives such as mergers and acquisitions, or substantial organizational or product line restructuring.

•	Induction into the KM World Hall of Fame for consistent innovation over the years in knowledge management.

•	Trendsetting Product of 2011 from KM World magazine for eGain Social™.

Customer Momentum

eGain continued to build new relationships with a wide range of enterprise customers in fiscal 2011. Notable new customer relationships include:

•	A global leader in digital imaging

•	Federal government healthcare services provider

•	Top-10 international wireless operator

•	A leading North American utilities company

•	A leading European apparel and accessories retailer

•	A top-10 North American BPO provider

•	A leading IT services company

Fiscal 2012 Guidance

•	For fiscal 2012, eGain expects a year-over-year increase in new hosting and license bookings of between 40% and 50%

•	For fiscal 2012, eGain expects a year-over-year increase in total revenue of between 22% and 27%

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For fiscal 2012, eGain expects to be profitable on an operating basis, however the planned increase in sales and marketing investment is expected to have the short term impact of depressing operating margins when compared to fiscal 2011

¹	We define New Hosting and License Bookings as new contractual commitments (excluding renewals) received by the company for the purchase of product licenses and hosting services. Such contracts are not cancelable for convenience but may be subject to termination by our customers for cause or breach of contract by us. Furthermore, because we offer a hybrid delivery model, the mix of new license and hosting business in a quarter could also have an impact on our revenue in a particular quarter. Due to effects that these trends have on our short-term revenue and profitability, we believe that it is useful to disclose New Hosting and License Bookings detail in this and future financial releases. We use this metric internally to focus management on the productivity of the sales team and period-to-period changes in our core business. Therefore, we believe that this information is meaningful and helpful in allowing individuals to better assess the ongoing nature of our core operations.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 5:00 p.m. Eastern Standard Time. To access the live call, please dial (866) 871-4879, or outside the U.S. (703) 639-1472, at least five minutes prior to the start time. A live webcast of the call be accessed from the investors section at www.egain.com. An audio replay of the conference call can be accessed until September 7, 2011 by dialing (888) 266-2081 (U.S. toll-free) or (703) 925-2533 (international) and entering the access code #1548440. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain Communications Corporation

eGain (EGAN.OB) is the leading provider of cloud and on-site customer interaction software for sales and service. For over a decade, eGain solutions have helped improve customer experience, grow sales, and optimize service processes across the web, social, and phone channels. Hundreds of global enterprises rely on eGain to transform fragmented sales engagement and customer service operations into unified Customer Interaction Hubs (CIHs). To find out more about eGain products, visit http://www.egain.com/products/index.asp.

Headquartered in Mountain View, California, eGain has operating presence in North America, EMEA and APAC. To learn more about us, visit www.eGain.com or call our offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC). Also, follow us on Twitter at http://twitter.com/egain and Facebook at http://facebook.com/egain.

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Cautionary Note Regarding Forward-Looking Statements

All statements in this release that involve eGain’s forecasts (including the above stated guidance), beliefs, projections, expectations, including but not limited to our financial performance and guidance, the anticipated growth of our business, market trends, plans to invest in our business and expectations regarding the market acceptance of our products, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products, including our guidance regarding bookings and revenue; our expectations related to our operations; our ability to invest resources to improve our products and continue to innovate; our partnerships; our future markets; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 23, 2010, and eGain’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Eric Smit 650-230-7500 iregain@eGain.com	Investor Relations Contact: Charles Messman or Todd Kehrli, MKR Group, Inc 323-468-2300 egan@mkr-group.com

eGain Communications Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	June 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$12,424	$5,733
Short term investments	633	—
Restricted cash	39	13
Accounts receivable, net	8,197	2,955
Prepaid and other current assets	553	512

Total current assets	21,846	9,213
Property and equipment, net	1,015	869
Goodwill, net	4,880	4,880
Other assets	483	354

Total assets	$28,224	$15,316

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$924	$1,146
Accrued compensation	3,279	1,987
Accrued liabilities	1,911	1,946
Current portion of deferred revenue	5,215	4,917
Current portion of capital lease obligation	28	157
Current portion of related party notes payable	4,975	—
Current portion of bank borrowings	1,667	115

Total current liabilities	17,999	10,268

Deferred revenue, net of current portion	609	186
Capital lease obligation, net of current portion	—	28
Related party notes payable, net of current portion	—	8,724
Bank borrowings, net of current portion	3,333	—
Other long term liabilities	271	273

Total liabilities	22,212	19,479

Stockholders’ equity / (deficit):
Common stock	24	22
Additional paid-in capital	325,569	323,700
Notes receivable from stockholders	(82)	(79)
Accumulated other comprehensive loss	(800)	(596)
Accumulated deficit	(318,699)	(327,210)

Total stockholders’ equity / (deficit)	6,012	(4,163)

Total liabilities and stockholders’ equity	$28,224	$15,316

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
Revenue:
License	$5,632	$1,512	$17,371	$7,389
Recurring	5,192	4,093	20,040	16,617
Professional services	1,764	1,042	6,654	5,871

Total revenue	12,588	6,647	44,065	29,877
Cost of license	(2)	16	34	168
Cost of recurring	1,394	1,107	5,273	4,492
Cost of professional services	1,489	1,192	5,609	5,048

Gross profit	9,707	4,332	33,149	20,169

Operating costs and expenses:
Research and development	1,486	1,653	5,551	5,510
Sales and marketing	4,337	2,981	13,932	10,226
General and administrative	1,484	939	3,974	3,211

Total operating costs and expenses	7,307	5,573	23,457	18,947

Income / (loss) from operations	2,400	(1,241)	9,692	1,222
Interest expense, net	(398)	(285)	(1,230)	(1,123)
Other income (expense), net	162	(92)	245	(67)

Income / (loss) before income tax	2,164	(1,618)	8,707	32
Income tax provision	(80)	(39)	(196)	(159)

Net Income / (loss)	$2,084	$(1,657)	$8,511	$(127)

Per share information:

Basic net income / (loss) per common share	$0.09	$(0.07)	$0.37	$(0.01)

Diluted net income / (loss) per common share	$0.08	$(0.07)	$0.35	$(0.01)

Weighted average shares used in computing basic net income / (loss) per common share	24,047	22,137	22,709	22,180

Weighted average shares used in computing diluted net income / (loss) per common share	25,846	22,137	24,289	22,180

Summary of stock-based compensation included in the costs and expense above:

Cost of professional services	$10	$8	$32	$35
Research and development	$11	$18	$52	$78
Sales and marketing	$14	$10	$46	$49
General and administrative	$25	$17	$88	$82